As filed with the Securities and Exchange Commission on August 13, 2010

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BigBand Networks, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	04-3444278
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
475 Broadway Street
Redwood City, California 94063
650-995-5000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

2007 Equity Incentive Plan
Employee Stock Purchase Plan
(Full title of the plans)

Robert E. Horton
Senior Vice President and General Counsel
BigBand Networks, Inc.
475 Broadway Street
Redwood City, California 94063
650-995-5000
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
J. Robert Suffoletta
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California
650-493-9300

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
Title of Securities	Amount	Maximum	Aggregate	Amount of
to be	to be	Offering	Offering	Registration
Registered	Registered (1)(2)	Price Per Share	Price	Fee
Common Stock, $0.001 par value	3,674,440(3)	$2.83(5)	$10,398,665	$741
Common Stock, $0.001 par value	1,342,756(4)	$2.41(6)	$3,236,042	$231
Total	5,017,196	—	$13,634,707	$972

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2007 Equity Incentive Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement has been broken down into two subtotals.

(3)	This amount represents the registration of an aggregate of 3,356,892 additional shares reserved for issuance under the 2007 Equity Incentive Plan, and 317,548 shares authorized but not issued under the Registrant’s 2003 Share Option and Incentive Plan, which became issuable under the 2007 Equity Incentive Plan pursuant to its terms.

(4)	This amount represents the registration of additional shares issuable under the Employee Stock Purchase Plan as of the date of this Registration Statement.

(5)	Offering prices of awards that have not yet been granted as of the date of this registration statement are computed in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the price of $2.83 per share, the average of the high and low prices of the Common Stock of the Registrant on August 10, 2010 on the Nasdaq Global Market.

(6)	The computation is based upon 85% of the average of the high and low price per share of the Common Stock as reported on the Nasdaq Global Market on August 10, 2010, which is 85% of $2.83. Pursuant to the Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall be equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.1

BIGBAND NETWORKS, INC.
REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
     This Registration Statement registers additional shares of common stock of BigBand Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan and Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-141401) filed by us with the Securities and Exchange Commission (the “Commission”) on March 19, 2007, as amended on May 30, 2007, and the previous Registration Statements on Form S-8 (File No. 333-153100) filed by us with the Commission on August 20, 2008 and (File No. 333-161342) filed by us with the Commission on August 14, 2009 are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Commission on March 5, 2010 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, filed with the Commission on May 7, 2010 and August 9, 2010, respectively, pursuant to Section 13(a) of the Exchange Act.

3.	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

4.	The description of the Registrant’s common stock under the heading “Description of Capital Stock” in the Prospectus forming a part of the Registrant’s registration statement on Form S-1 (File No. 333-139652), as amended, which description has been incorporated by reference in Item 1 of the Registrant’s registration statement on Form 8-A, as amended, filed with the Commission on March 8, 2007 (File No. 001-33355), pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8. Exhibits.

Exhibit
Number	Description

4.1*	2007 Equity Incentive Plan

4.2**	Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (included in signature page to this Registration Statement)

*	Incorporated by reference to exhibit filed with Amendment No. 3 to the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on March 8, 2007.

**	Incorporated by reference to exhibit filed with Amendment No. 2 to the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on February 26, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 12th day of August, 2010.

BIGBAND NETWORKS, INC.
By:	/S/ AMIR BASSAN-ESKENAZI
Amir Bassan-Eskenazi
President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir Bassan-Eskenazi and Ravi Narula as his true and lawful attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ AMIR BASSAN-ESKENAZI Amir Bassan-Eskenazi	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 12, 2010

/S/ RAVI NARULA Ravi Narula	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	August 12, 2010

/S/ HARALD BRAUN Harald Braun	Director	August 12, 2010

/S/ KEN GOLDMAN Ken Goldman	Director	August 10, 2010

/S/ DAVID LOCKWOOD David Lockwood	Director	August 12, 2010

/S/ MICHAEL POHL Michael Pohl	Director	August 12, 2010

/S/ RAN OZ Ran Oz	Director	August 11, 2010

/S/ ROBERT SACHS Robert Sachs	Director	August 12, 2010

/S/ GEOFFREY YANG Geoffrey Yang	Director	August 12, 2010

/S/ DENNIS P. WOLF Dennis P. Wolf	Director	August 12, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1*	2007 Equity Incentive Plan

4.2**	Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (included in signature page to this Registration Statement)

*	Incorporated by reference to exhibit filed with Amendment No. 3 to the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on March 8, 2007.

**	Incorporated by reference to exhibit filed with Amendment No. 2 to the Registrant’s registration statement on Form S-1 (No. 333-139652) as filed with the Commission on February 26, 2007.

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